                                                                    EXHIBIT d(1)

                                     FORM OF

                          INVESTMENT ADVISORY AGREEMENT

                                     BETWEEN

                              CRM MUTUAL FUND TRUST

                                       AND

                          CRAMER ROSENTHAL MCGLYNN, LLC

      THIS INVESTMENT ADVISORY AGREEMENT (this "Agreement") made this ___ day of _________, 2005, by and between CRM Mutual Fund Trust a Delaware statutory trust (the "Trust"), and Cramer Rosenthal McGlynn, LLC, a limited liability corporation organized under the laws of the state of New York (the "Adviser").

      WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and offers for sale distinct series of shares of beneficial interest each corresponding to a distinct portfolio (each a "Fund" and collectively, the "Funds"); and

      WHEREAS, the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser on behalf of one or more Funds of the Trust, and to have that investment adviser provide or perform for each Fund various research, statistical and investment services; and

      WHEREAS, the Adviser is willing to furnish such services to the Trust with respect to each of the Funds listed on Schedule A to this Agreement on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:

      1 EMPLOYMENT OF THE ADVISER. The Trust hereby employs the Adviser to invest and reinvest the assets of each Fund in the manner set forth in Section 2 of this Agreement, subject to the direction of the trustees and the officers of the Trust, for the period, in the manner, and on the terms set forth hereinafter. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

      2. OBLIGATIONS OF, AND SERVICES TO BE PROVIDED BY, THE ADVISER. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

            A.    INVESTMENT ADVISORY SERVICES.

                  (i) The Adviser shall direct the investments of each Fund subject to and in accordance with the Fund's investment objective, policies and limitations as provided in (1) its Prospectus and Statement of Additional Information (the "Prospectus") and other governing instruments, as amended from time to time, and (2) any other directions and policies which the Board of Trustees of the Trust ("Trustees") may issue to the Adviser from time to time (clause (1) and (2) together with respect to a Fund, its "Investment Parameters").

                  (ii) The Adviser is authorized, in its discretion and without prior consultation with the Trust, to purchase and sell for each Fund, securities and other investments consistent with the Fund's Investment Parameters

            B.    CORPORATE MANAGEMENT SERVICES.

                  (i) The Adviser shall furnish for the use of the Funds office space and all office facilities, equipment and personnel necessary for servicing the investments of the Funds.

                  (ii) The Adviser shall pay the salaries of all personnel of the Funds and the Adviser performing services relating to research, statistical and investment activities on behalf of the Funds.

            C. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF REGISTRATION STATEMENT, AMENDMENTS AND OTHER MATERIALS. The Adviser will make available and provide such information as the Trust and/or its administrator(s) may reasonably request for use in the preparation of its registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations.

            D. CODE OF ETHICS. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, and will provide the Trust, on the date of this Agreement, a copy of the code of ethics and evidence of its adoption. An executive officer of the Adviser shall furnish to the Trustees any reports required under Rule 17j-1 under the 1940 Act.

            E. DISQUALIFICATION. The Adviser shall immediately notify the Trustees of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.

            F. OTHER OBLIGATIONS AND SERVICES. The Adviser shall make its officers and employees available to the Trustees and officers of the Trust for consultation and discussion regarding the management of each Fund and its investment activities.

      3.    EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE.

            A. The Adviser, subject to the control and direction of the Trustees, shall have authority and discretion to select brokers and dealers to execute portfolio transactions for each Fund, and for the selection of the markets on or in which the transactions will be executed.

            B. In acting pursuant to Section 3A, the Adviser will place orders through such brokers or dealers in conformity with the portfolio transaction policies set forth in a Fund's registration statement.

            C. It is understood that neither the Trust nor the Adviser will adopt a formula for allocation of a Fund's brokerage.

            D. It is understood that the Adviser may, to the extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for any Fund and for other clients of the Adviser in order to obtain the most favorable price and efficient execution. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to its other clients.

            E. It is understood that the Adviser may, in its discretion and subject to applicable law, use brokers who provide the Adviser with research, analysis, advice and related services to execute portfolio transactions on behalf of the Funds, and the Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to each Fund and its other clients and that the total commissions paid by such Fund will be reasonable in relation to the benefits to the Fund over the long term.

            F. It is understood that the Adviser may use brokers who are affiliated with the Adviser provided that (i) no such broker will be utilized in any transaction in which such broker acts as principal; and (ii) the commissions, fees or other remuneration received by such brokers is reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time.

            G. The Adviser shall provide such reports as the Trustees may reasonably request with respect to each Fund's total brokerage and portfolio transaction activities and the manner in which that business was allocated.

      4. DELEGATION OF ADVISER'S OBLIGATIONS AND SERVICES. With respect to any or all Funds, the Adviser may enter into one or more contracts ( each, a "Sub-Advisory Agreement") with a sub-adviser in which the Adviser delegates to such sub-adviser any or all of its obligations or services specified in Section 2 of this Agreement, provided that each Sub-Advisory Agreement imposes on the sub-adviser bound thereby all the duties and conditions the Adviser is subject to under this Agreement, and further provided that each Sub-Advisory Agreement meets all requirements of the 1940 Act and rules thereunder.

      5. EXPENSES OF THE TRUST. It is understood that the Trust will pay all its expenses other than those expressly stated to be payable by the Adviser hereunder, which expenses payable by the Trust shall include, without limitation:

            A.    fees payable for administrative services;

            B.    fees payable for accounting services;

            C. the cost of obtaining quotations for calculating the value of the assets of each Fund;

            D.    interest and taxes;

            E. brokerage commissions, dealer spreads and other costs in connection with the purchase or sale of securities;

            F. compensation and expenses of its Trustees other than those who are "interested persons" of the Trust within the meaning of the 1940 Act;

            G.    legal and audit expenses;

            H. fees and expenses related to the registration and qualification of the Trust and its shares for distribution under state and federal securities laws;

            I. expenses of typesetting, printing and mailing reports, notices and proxy material to shareholders of the Trust;

            J. all other expenses incidental to holding meetings of the Trust's shareholders, including proxy solicitations therefor;

            K.    premiums for fidelity bond and other insurance coverage;

            L.    the Trust's association membership dues;

            M.    expenses of typesetting for printing Prospectuses;

            N. expenses of printing and distributing Prospectuses to existing shareholders;

            O. out-of-pocket expenses incurred in connection with the provision of custodial and transfer agency service;

            P. service fees payable by any Fund for providing personal services to the shareholders of the Fund and for maintaining shareholder accounts for those shareholders;

            Q.    distribution fees; and

            R. such non-recurring expenses as may arise, including costs arising from threatened legal actions, suits and proceedings to which the Trust is a party and the legal obligation which the Trust may have to indemnify its Trustees and officers with respect thereto.

      6. COMPENSATION OF THE ADVISER. For the services and facilities to be furnished hereunder, the Adviser shall receive advisory fees calculated at the annual rates listed along with each Fund's name in Schedule B attached hereto. The aggregate of such advisory fees for all Funds shall be payable monthly as soon as practicable after the last day of each month based on each Fund's average daily net assets.

      7.    ACTIVITIES AND AFFILIATES OF THE ADVISER.

            A. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser is free to render services to others and engage in other activities; provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Adviser's ability to meet all of its obligations with respect to rendering services to the Trust hereunder.

            B. The Trust acknowledges that the Adviser or one or more of its "affiliated persons" may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its "affiliated persons" or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of Section 3 of this Agreement, the Trust agrees that the Adviser or its "affiliated persons" may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to one or more Funds, provided that the Adviser acts in good faith. The Trust acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which one or more Funds may have an interest. The Adviser shall have no obligation to recommend for any Fund a position in any investment which an Affiliated Account may acquire, and the Trust shall have no first refusal, co-investment or other rights in respect of any such investment, either for its Funds or otherwise.

            C. Subject to and in accordance with the Agreement and Declaration of Trust of the Trust and By-Laws of the Trust as currently in effect and the 1940 Act and the rules thereunder, it is understood that Trustees, officers and agents of the Trust and shareholders of the Trust are or may be interested in the Adviser or its "affiliated persons" as directors, officers, agents or shareholders of the Adviser or its "affiliated persons"; that directors, officers, agents and shareholders of the Adviser or its "affiliated persons" are or may be interested in the Trust as trustees, officers, agents, shareholders or otherwise; that the Adviser or its "affiliated persons" may be interested in the Trust as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust, By-Laws and the 1940 Act and the rules thereunder.

      8. LIABILITIES OF THE ADVISER. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Trust or to any shareholder of the Trust or any Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of a Fund.

      9. EFFECTIVE DATE; TERM. This Agreement shall become effective on the date first written above and shall remain in force for a period of two years from such date, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Trustees, including the vote of a majority of the Trustees who are not "interested persons" of the Trust, cast in person at a meeting called for the purpose of voting on such approval, or by vote of a majority of the outstanding voting securities. The aforesaid provision shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

      10. ASSIGNMENT. No "assignment" of this Agreement shall be made by the Adviser, and this Agreement shall terminate automatically in event of such assignment. The Adviser shall notify the Trust in writing in advance of any proposed change of "control" to enable the Trust to take the steps necessary to enter into a new advisory agreement.

      11. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Adviser and the Trust, which amendment is subject to the approval of the Trustees and, where required by the 1940 Act, the shareholders of any affected Fund in the manner required by the 1940 Act and the rules thereunder.

      12.   TERMINATION. This Agreement:

            A. may at any time be terminated without payment of any penalty by the Trust with respect to any Fund (by vote of the Trustees or by "vote of a majority of the outstanding voting securities") on sixty (60) days' written notice to the Adviser;

            B.    shall immediately terminate in the event of its "assignment";
and

            C. may be terminated with respect to any Fund by the Adviser on sixty (60) days' written notice to the Trust.

      13. DEFINITIONS. As used in this Agreement, the terms "affiliated person," "assignment," "control," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

      14. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postage prepaid to the other party to this Agreement at its principal place of business.

      15. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      16. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the state of Delaware.

      IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.

                                    CRM MUTUAL FUND TRUST, on behalf of its
                                    series listed on Schedule A hereto

                                    By:  _______________________________________
                                         Name:
                                         Title:

                                    CRAMER ROSENTHAL MCGLYNN, LLC

                                    By:  _______________________________________
                                         Name:
                                         Title:

                                   SCHEDULE A

                                 DATED [INSERT]

                                       TO

                               ADVISORY AGREEMENT

                                 DATED [INSERT]

                                     BETWEEN

                              CRM MUTUAL FUND TRUST

                                       AND

                          CRAMER ROSENTHAL MCGLYNN, LLC

                            CRM Small Cap Value Fund
                          CRM Small/Mid Cap Value Fund
                             CRM Mid Cap Value Fund
                            CRM Large Cap Value Fund

                                   SCHEDULE B
                                 DATED [INSERT]
                                       TO
                               ADVISORY AGREEMENT
                                 DATED [INSERT]
                                     BETWEEN
                              CRM MUTUAL FUND TRUST
                                       AND
                          CRAMER ROSENTHAL MCGLYNN, LLC

FEE SCHEDULE

FUND                            ANNUAL FEE AS A % OF
                                AVERAGE DAILY NET ASSETS

CRM Small Cap Value Fund        .75% of the Fund's first $1 billion of
                                average daily net assets; .70% of the
                                Fund's next $1 billion of average daily net assets; and .65% of the Fund's average daily net assets over $2 billion.

CRM Small/Mid Cap Value Fund    .75% of the Fund's first $1 billion of
                                average daily net assets; .70% of the
                                Fund's next $1 billion of average daily net assets; and .65% of the Fund's average daily net assets over $2 billion.

CRM Mid Cap Value Fund          .75% of the Fund's first $1 billion of
                                average daily net assets; .70% of the
                                Fund's next $1 billion of average daily net assets; and .65% of the Fund's average daily net assets over $2 billion.

CRM Large Cap Value Fund        .55% of the Fund's first $1 billion of
                                average daily net assets; .50% of the
                                Fund's next $1 billion of average daily net assets; and .45% of the Fund's average daily net assets over $2 billion.